Exhibit 99.2

How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT

THIRD QUARTER 2009

CSX Announces Third Quarter Earnings

Third Quarter Highlights:

•	Earnings per share of 74 cents and operating income of $598 million
•	Operating ratio of 73.9 percent, a third quarter record
•	Strong safety and service performance

JACKSONVILLE, Fla., (Oct. 13, 2009) – CSX Corporation [NYSE: CSX] today announced third quarter earnings from continuing operations of $293 million, or 74 cents a share, versus $380 million, or 93 cents a share, in the same period last year.

Third quarter revenues of $2.3 billion were down 23 percent from the prior year, primarily due to a 15 percent decline in volume and lower fuel surcharge recovery. At the same time, core pricing remained strong and consistent with prior quarters, reflecting high service levels and the overall value of rail transportation.  While volumes declined across the business, the rate of decline continued to slow in nearly all markets compared to the second quarter.

“The third quarter reinforces our view that the worst of the recession is likely behind us,” said Michael J. Ward, chairman, president and chief executive officer.  “At the same time, our coal business will be impacted by weak demand well into 2010.”

CSX continued to improve its network efficiency and safety while reducing operating costs by 24 percent compared to the same period last year. As a result of these efforts and a sustained focus on yield management, CSX produced operating income of $598 million and a third quarter record operating ratio of 73.9 percent.

“The CSX team is clearly demonstrating that it can achieve excellence in any environment,” said Ward.  “As the economy regains strength, we are emerging as a stronger, leaner company in an industry that is positioned to grow over the long term.”

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
	read in conjunction with the	Jacksonville, FL	INVESTOR RELATIONS
Consolidated Financial Statements.......................................p. 3	Company’s most recent	32202	David Baggs
Operating Income Detail.........................................................p. 7	Annual Report on Form 10-K,	http://www.csx.com	(904) 359-4812
Rail Operating Statistics.........................................................p. 11	Quarterly Reports on Form		MEDIA
Network Map...........................................................................p. 12	10-Q, and any Current		Garrick Francis
	Reports on Form 8-K.		(877) 835-5279

CSX executives will conduct a quarterly earnings conference call with the investment community on October 14, 2009 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company’s website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

##

Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CSX Corporation
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

	Quarters Ended			Nine Months Ended
	Sept. 25,	Sept. 26,		Sept. 25,	Sept. 26,
	2009	2008	$ Change	2009	2008	$ Change
Revenue	$2,289	$2,961	$(672)	$6,721	$8,581	$(1,860)
Expense
Labor and Fringe	653	754	101	1,969	2,232	263
Materials, Supplies and Other	428	568	140	1,273	1,586	313
Fuel	223	508	285	599	1,486	887
Depreciation	228	227	(1)	681	676	(5)
Equipment and Other Rents	92	106	14	303	329	26
Inland Transportation	67	65	(2)	194	196	2
Total Expense	1,691	2,228	537	5,019	6,505	1,486

Operating Income	598	733	(135)	1,702	2,076	(374)

Interest Expense	(140)	(131)	(9)	(420)	(383)	(37)
Other Income - Net	6	5	1	19	94	(75)
Earnings From Continuing Operations
Before Income Taxes	464	607	(143)	1,301	1,787	(486)

Income Tax Expense	(171)	(227)	56	(469)	(653)	184
Earnings from Continuing Operations	293	380	(87)	832	1,134	(302)

Discontinued Operations (a)	-	2	(2)	15	(16)	31
Net Earnings	$293	$382	$(89)	$847	$1,118	$(271)

Per Common Share
Net Earnings Per Share, Assuming Dilution
Continuing Operations	$0.74	$0.93	$(0.19)	$2.10	$2.75	$(0.65)
Discontinued Operations (a)	-	0.01	(0.01)	0.04	(0.04)	0.08
Net Earnings	$0.74	$0.94	$(0.20)	$2.14	$2.71	$(0.57)

Average Shares Outstanding,
Assuming Dilution (Thousands)	396,333	408,486		395,268	412,936

Cash Dividends Paid Per Common Share	$0.22	$0.22		$0.66	$0.55

(a) In second quarter 2009, CSX sold the stock of a subsidiary that indirectly owned Greenbrier Hotel Corporation, owner of The Greenbrier resort. Previously, all amounts associated with the operations of The Greenbrier were included in other income – net.  Because of the sale, The Greenbrier’s results of operations are reported as discontinued operations in the Company’s consolidated income statements and all prior periods have been reclassified.

CSX Corporation
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
	(Unaudited)
	Sept. 25,	Dec. 26,
	2009	2008
ASSETS

Current Assets
Cash and Cash Equivalents	$1,240	$669
Short-term Investments	81	76
Accounts Receivable - Net	928	1,107
Materials and Supplies	239	217
Deferred Income Taxes	171	203
Other Current Assets	111	119
Total Current Assets	2,770	2,391

Properties	30,805	30,208
Accumulated Depreciation	(7,765)	(7,520)
Properties - Net	23,040	22,688

Investment in Conrail	626	609
Affiliates and Other Companies	411	406
Other Long-term Assets	173	194
Total Assets	$27,020	$26,288

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$963	$973
Labor and Fringe Benefits Payable	402	465
Casualty, Environmental and Other Reserves	179	236
Current Maturities of Long-term Debt	316	319
Income and Other Taxes Payable	121	125
Other Current Liabilities	95	286
Total Current Liabilities	2,076	2,404

Casualty, Environmental and Other Reserves	580	643
Long-term Debt	7,906	7,512
Deferred Income Taxes	6,551	6,235
Other Long-term Liabilities	1,218	1,426
Total Liabilities	18,331	18,220

Common Stock, $1 Par Value	393	391
Other Capital	48	-
Retained Earnings	8,963	8,398
Accumulated Other Comprehensive Loss	(728)	(741)
Noncontrolling Minority Interest	13	20
Total Shareholders' Equity	8,689	8,068
Total Liabilities and Shareholders' Equity	$27,020	$26,288

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENTS (Unaudited)
(Dollars in Millions)

	Nine Months Ended
	Sept. 25,	Sept. 26,
	2009	2008
OPERATING ACTIVITIES
Net Earnings	$847	$1,118
Adjustments to Reconcile Net Earnings to Net Cash Provided
by Operating Activities:
Depreciation	679	686
Deferred Income Taxes	330	356
Contributions to Qualified Pension Plans	(166)	(50)
Other Operating Activities	(150)	(14)
Changes in Operating Assets and Liabilities:
Accounts Receivable	159	(76)
Other Current Assets	(50)	(4)
Accounts Payable	(4)	86
Income and Other Taxes Payable	39	54
Other Current Liabilities	(80)	35
Net Cash Provided by Operating Activities	1,604	2,191

INVESTING ACTIVITIES
Property Additions (a)	(1,046)	(1,308)
Purchases of Short-term Investments	-	(25)
Proceeds from Sales of Short-term Investments	-	280
Other Investing Activities	51	27
Net Cash Used in Investing Activities	(995)	(1,026)

FINANCING ACTIVITIES
Long-term Debt Issued	500	1,000
Long-term Debt Repaid	(110)	(220)
Dividends Paid	(259)	(222)
Stock Options Exercised	19	75
Shares Repurchased	-	(1,307)
Other Financing Activities (a)	(188)	36
Net Cash Provided by Financing Activities	(38)	(638)

Net Increase in Cash and Cash Equivalents	571	527

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	669	368
Cash and Cash Equivalents at End of Period	$1,240	$895

(a) Property additions, which are classified as investing activities on the consolidated cash flow statements, consisted of $1 billion and $1.3 billion for nine months 2009 and 2008, respectively.  Total capital expenditures for nine months 2009 also include approximately $160 million of new assets purchased using seller financing, which are included in other financing activities on the consolidated cash flow statements.  There were no purchases of new assets under seller financing agreements during 2008.

CSX Corporation

OTHER INCOME – NET (Unaudited)

    The Company derives income from items that are not considered operating activities.  Income from these items is reported net of related expense in other income – net on the consolidated income statements.  Other income – net consists primarily of interest income, income from real estate and miscellaneous income (expense).

    Interest income fluctuates as a result of interest rates and balances that earn interest based on CSX’s cash, cash equivalents and short-term investments.  Income from real estate includes the results of operations of the Company’s non-operating real estate sales, leasing, acquisition and management and development activities.  This real estate income may fluctuate as a function of timing of real estate sales.  Miscellaneous income includes a number of items which can be income or expense.  Examples of these items are equity earnings or losses, noncontrolling minority interest expense, investment gains and losses and other non-operating activities.  Other income – net consisted of the following:

	Quarters Ended			Nine Months Ended
	Sept. 25,	Sept. 26,		Sept. 25,	Sept. 26,
(Dollars in Millions)	2009	2008	$ Change	2009	2008	$ Change
Interest Income	$2	$10	$(8)	$9	$31	$(22)
Income from Real Estate Operations	11	3	8	18	36	(18)
Miscellaneous (a)	(7)	(8)	1	(8)	27	(35)
Total Other Income - Net	$6	$5	$1	$19	$94	$(75)

(a)	In first quarter 2008, CSX recorded additional income of $30 million for an adjustment to correct equity earnings from a non-consolidated subsidiary.

CSX Corporation
RESULTS OF OPERATIONS (Unaudited)
(Dollars in Millions)

Quarters Ended September 25, 2009 and September 26, 2008

					CSX
	Rail (a)		Intermodal		Consolidated
	2009	2008	2009	2008	2009	2008	$ Change	% Change
Revenue	$1,986	$2,562	$303	$399	$2,289	$2,961	$(672)	(23)%
Expense
Labor and Fringe	635	735	18	19	653	754	101	13
Materials, Supplies and Other	381	521	47	47	428	568	140	25
Fuel	223	506	-	2	223	508	285	56
Depreciation	222	221	6	6	228	227	(1)	(0)
Equipment and Other Rents	66	78	26	28	92	106	14	13
Inland Transportation	(100)	(135)	167	200	67	65	(2)	(3)
Total Expense	1,427	1,926	264	302	1,691	2,228	537	24
Operating Income	$559	$636	$39	$97	$598	$733	$(135)	(18)%

Operating Ratio	71.9%	75.2%	87.1%	75.7%	73.9%	75.2%

Nine Months Ended September 25, 2009 and September 26, 2008

					CSX
	Rail (a)		Intermodal		Consolidated
	2009	2008	2009	2008	2009	2008	$ Change	% Change
Revenue	$5,857	$7,449	$864	$1,132	$6,721	$8,581	$(1,860)	(22)%
Expense
Labor and Fringe	1,917	2,175	52	57	1,969	2,232	263	12
Materials, Supplies and Other	1,137	1,439	136	147	1,273	1,586	313	20
Fuel	597	1,481	2	5	599	1,486	887	60
Depreciation	662	658	19	18	681	676	(5)	(1)
Equipment and Other Rents	228	248	75	81	303	329	26	8
Inland Transportation	(287)	(394)	481	590	194	196	2	1
Total Expense	4,254	5,607	765	898	5,019	6,505	1,486	23
Operating Income	$1,603	$1,842	$99	$234	$1,702	$2,076	$(374)	(18)%

Operating Ratio	72.6%	75.3%	88.5%	79.3%	74.7%	75.8%

(a)
  In addition to CSX Transportation, Inc., the Rail segment includes non-railroad subsidiaries such as Total Distribution Services, Inc., Transflo Terminal Services, Inc., CSX Technology, Inc. and other subsidiaries.

CSX Corporation
VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended September 25, 2009 and September 26, 2008

	Volume			Revenue			Revenue Per Unit
	2009	2008	% Change	2009	2008	% Change	2009	2008	% Change
Chemicals	110	125	(12)%	$332	$385	(14)%	$3,018	$3,080	(2)%
Emerging Markets	109	126	(13)	159	193	(18)	1,459	1,532	(5)
Forest Products	67	90	(26)	140	216	(35)	2,090	2,400	(13)
Agricultural Products	101	106	(5)	223	258	(14)	2,208	2,434	(9)
Metals	55	92	(40)	111	215	(48)	2,018	2,337	(14)
Phosphates and Fertilizers	77	87	(11)	94	117	(20)	1,221	1,345	(9)
Food and Consumer	26	27	(4)	57	73	(22)	2,192	2,704	(19)
Total Merchandise	545	653	(17)	1,116	1,457	(23)	2,048	2,231	(8)

Coal	365	440	(17)	653	802	(19)	1,789	1,823	(2)
Coke and Iron Ore	17	28	(39)	27	48	(44)	1,588	1,714	(7)
Total Coal	382	468	(18)	680	850	(20)	1,780	1,816	(2)

Automotive	57	79	(28)	127	195	(35)	2,228	2,468	(10)

Other	-	-	-	63	60	5	-	-	-
Total Rail	984	1,200	(18)	1,986	2,562	(22)	2,018	2,135	(5)

International	201	258	(22)	92	137	(33)	458	531	(14)
Domestic	280	274	2	207	255	(19)	739	931	(21)
Other	-	-	-	4	7	(43)	-	-	-
Total Intermodal	481	532	(10)	303	399	(24)	630	750	(16)

Total	1,465	1,732	(15)%	$2,289	$2,961	(23)%	$1,562	$1,710	(9)%

Nine Months Ended September 25, 2009 and September 26, 2008

	Volume			Revenue			Revenue Per Unit
	2009	2008	% Change	2009	2008	% Change	2009	2008	% Change
Chemicals	320	385	(17)%	$948	$1,128	(16)%	$2,963	$2,930	1%
Emerging Markets	306	374	(18)	440	545	(19)	1,438	1,457	(1)
Forest Products	196	267	(27)	413	613	(33)	2,107	2,296	(8)
Agricultural Products	316	323	(2)	705	739	(5)	2,231	2,288	(2)
Metals	148	280	(47)	295	623	(53)	1,993	2,225	(10)
Phosphates and Fertilizers	211	268	(21)	275	375	(27)	1,303	1,399	(7)
Food and Consumer	76	82	(7)	176	208	(15)	2,316	2,537	(9)
Total Merchandise	1,573	1,979	(21)	3,252	4,231	(23)	2,067	2,138	(3)

Coal	1,141	1,330	(14)	2,005	2,299	(13)	1,757	1,729	2
Coke and Iron Ore	47	78	(40)	81	137	(41)	1,723	1,756	(2)
Total Coal	1,188	1,408	(16)	2,086	2,436	(14)	1,756	1,730	2

Automotive	156	267	(42)	335	602	(44)	2,147	2,255	(5)

Other	-	-	-	184	180	2	-	-	-
Total Rail	2,917	3,654	(20)	5,857	7,449	(21)	2,008	2,039	(2)

International	570	773	(26)	256	397	(36)	449	514	(13)
Domestic	808	797	1	595	715	(17)	736	897	(18)
Other	-	-	-	13	20	(35)	-	-	-
Total Intermodal	1,378	1,570	(12)	864	1,132	(24)	627	721	(13)

Total	4,295	5,224	(18)%	$6,721	$8,581	(22)%	$1,565	$1,643	(5)%

Certain data within Merchandise categories have been reclassified to conform to the current year presentation.

CSX Corporation

REVENUE

CSX experienced another quarter of significant year-over-year volume and revenue declines caused by the broad-based weakness in the economy.  The greatest volume declines occurred in coal, automotive, construction and consumer-related markets.  Lower fuel recovery associated with the sharp decline in fuel prices more than offset the Company’s ongoing yield management initiatives.  Compared to the second quarter, the rate of volume decline moderated during third quarter 2009.

Rail

Merchandise

The merchandise business is the most diverse market and includes aggregates, metal, phosphate, fertilizer, food, consumer, agricultural, paper and chemical products.  Continued weakness in the housing and construction, automotive and consumer goods markets has significantly reduced demand for most merchandise markets.  Additional information on other drivers is provided below.

Metals - The largest decline in volume was experienced in metals driven by weak global and domestic steel demand in the automotive and construction industries.  The decline in demand moderated during the quarter due to low inventories and an improvement in automotive production.

Agricultural Products - Volume was down slightly as the continuing growth in ethanol was more than offset by lower production of poultry which negatively impacted the feed grain, soybean and feed ingredient markets.

Phosphates and Fertilizers – Strong demand for export phosphate was more than offset by declines in domestic shipments.  Additionally, farmers are continuing to cut back on levels of phosphate and potash application in reaction to lower commodity prices for grain.

Coal

Volume declines were driven by lower demand from electric utilities and a weaker export market.  The demand for domestic electrical generation from coal was down due to natural gas substitution and lower industrial production resulting in a further building of utility stockpiles to record levels.  Current inventories represent over two times the monthly rate of consumption.  As a result, utility coal demand is expected to remain weak well into 2010.  The export market decline was a result of both lower steel production in Europe reducing the need for metallurgical coal (coal used to produce steel), and cheaper alternative global sources for European utilities.

Automotive

Revenue and volume were down as lower consumer demand and inventory corrections within the auto industry reduced new car production.  Volume improved slightly compared to the prior quarter as the Cash for Clunkers program, a part of the government stimulus plan that has ended, helped spur sales.

Intermodal

International – Volume continued to be down due to both weak imports and exports. However, volume improved throughout the quarter due to some signs of stabilization and slight improvement in the global economy. Revenue-per-unit was lower on significantly decreased fuel recovery, partially offset by contract price increases.

Domestic – Volume was up as continued truck conversion and expanded service offerings helped offset the decline in other segments of the domestic market.  Revenue-per-unit was lower on decreased fuel recovery and a continued competitive truck pricing environment.

CSX Corporation

EXPENSE

Expenses decreased $537 million from last year’s quarter.  Significant variances are described below.

Labor and Fringe expense decreased $101 million. This decrease was primarily driven by labor productivity initiatives, such as employee furloughs and reduced crew overtime, and lower incentive compensation.  These decreases were partially offset by inflation and cycling of favorable prior year items.

Materials, Supplies and Other expense decreased $140 million. This decrease was due to the current year decline in volume-related expenses, prior year storm and proxy-related items not repeated in the current year. Additional savings were realized through improved safety and various other items, the majority of which were favorable current quarter items that are not expected to repeat next quarter.

Fuel expense decreased $285 million primarily due to lower fuel prices and lower volume.

Equipment and Other Rents expense decreased $14 million primarily due to cost savings associated with lower volume.

EMPLOYEE COUNTS (Estimated) (a)

				2009				2008
	Jul	Aug	Sept	Q3	Jul	Aug	Sept	Q3	Average
	2009	2009	2009	Average	2008	2008	2008	Average	Change
Rail	28,455	28,454	28,253	28,387	31,793	31,874	31,889	31,852	(3,465)
Intermodal	913	903	902	906	962	958	949	956	(50)
Technology, Corporate, and Other	594	589	587	590	633	613	614	620	(30)
Total	29,962	29,946	29,742	29,883	33,388	33,445	33,452	33,428	(3,545)

(a)	Employee counts above do not include The Greenbrier employees in any period as the resort was sold in the second quarter of 2009.

FUEL STATISTICS

	Quarters Ended			Nine Months Ended
	Sept. 25,	Sept. 26,		Sept. 25,	Sept. 26,
	2009	2008	Change	2009	2008	Change
Estimated Locomotive Fuel Consumption (Millions of gallons)	107.6	131.2	23.6	333.5	412.4	78.9
Price Per Gallon (Dollars)	$1.88	$3.57	$1.69	$1.60	$3.33	$1.73
Total Locomotive Fuel Expense (Dollars in millions)	$202	$468	$266	$534	$1,373	$839
Total Non-Locomotive Fuel Expense (Dollars in millions)	21	40	19	65	113	48
Total Fuel Expense (Dollars in millions)	$223	$508	$285	$599	$1,486	$887

CSX Corporation

RAIL OPERATING STATISTICS (Estimated)

	Quarters Ended			Nine Months Ended
	Sept. 25,	Sept. 26,	Improvement	Sept. 25,	Sept. 26,	Improvement
Coal (Millions of Tons)	2009	2008	(Decline) %	2009	2008	(Decline) %
Domestic
Utility	31.4	37.2	(16)%	101.0	110.4	(9)%
Other	3.9	4.4	(11)	9.6	12.8	(25)
Total Domestic	35.3	41.6	(15)	110.6	123.2	(10)
Export	5.5	6.9	(20)	16.4	23.0	(29)
Total Coal	40.8	48.5	(16)	127.0	146.2	(13)
Coke and Iron Ore	1.6	2.3	(30)	4.1	6.5	(37)
Total Coal, Coke and Iron Ore	42.4	50.8	(17)%	131.1	152.7	(14)%

Revenue Ton-Miles (Billions)
Merchandise	28.6	33.8	(15)%	84.5	102.4	(17)%
Coal	19.2	22.2	(14)	58.1	66.9	(13)
Automotive	1.0	1.4	(29)	2.8	4.5	(38)
Intermodal	4.4	4.9	(10)	12.6	14.3	(12)
Total	53.2	62.3	(15)%	158.0	188.1	(16)%

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	96.0	113.3	(15)%	286.1	343.1	(17)%
(Excludes locomotive gross ton-miles)

Safety and Service Measurements
FRA Personal Injuries Frequency Index	1.09	1.17	7%	1.23	1.22	(1)%
Number of FRA-reportable injuries per 200,000 man-hours
FRA Train Accident Rate	2.47	3.14	21%	2.71	2.94	8%
Number of FRA-reportable train accidents per million train miles

On-Time Train Originations	82%	77%	6%	82%	77%	6%
On-Time Destination Arrivals	79%	67%	18%	80%	67%	19%

Dwell (Hours)	24.0	24.1	-%	24.0	23.4	(3)%
Cars-On-Line	214,987	226,444	5%	217,373	224,040	3%

System Train Velocity (Miles per hour)	21.8	20.1	8%	21.7	20.3	7%

Resources			Decrease %
Route Miles	21,190	21,203	-%
Locomotives (Owned and long-term leased)	4,092	4,133	(1)%
Freight Cars (Owned and long-term leased)	85,223	91,833	(7)%

CSX Rail Network

Syracuse
Selkirk
Buffalo
Detroit
Walbridge
Chicago
Stanley
Cleveland
Willard
Greenwich
Cumberland
Curtis Bay
Locust Point
Columbus
Avon
Cincinnati
Russell
Richmond
Evansville
Louisville
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